Exhibit T3D4

HCMP 2215  /  2014

HCMP 2216  /  2014

HCMP 2218  /  2014

IN THE HIGH COURT OF THE HONG KONG SPECIAL ADMINISTRATIVE REGION COURT OF FIRST INSTANCE MISCELLANEOUS PROCEEDINGS NO. 2215 OF 2014 (AND 2216 OF 2014 AND 2218 OF 2014)

IN THE MATTER OF LDK SOLAR CO., LTD (in

provisional liquidation)

IN THE MATTER OF LDK SILICON HOLDING CO., LIMITED

IN THE MATTER OF LDK SILICON &

CHEMICAL TECHNOLOGY CO., LIMITED

- and -

IN THE MATTER OF Section 673 and 674 of the Companies Ordinance (Cap. 622)

BEFORE THE HONOURABLE MR JUSTICE G. LAM IN COURT

ORDER

UPON the Petition of: (i) LDK Solar CO., Ltd (in provisional liquidation), being a company incorporated in the Cayman Islands, acting by Eleanor Fisher and Tammy Fu as joint provisional liquidators (the “JPLs”), c/o Zolfo Cooper (Cayman) Limited, P.O. Box 776, 38 Market Street, Suite 4208, Canella Court, Camana Bay, Grand Cayman KY1-9006, Cayman Islands (“LDK Solar”); (ii) LDK Silicon & Chemical Technology Co., Ltd., being a company incorporated in the Cayman Islands with its registered office situated at Offshore Incorporations (Cayman) Limited, P. O. Box 2804, 4/F Willow House, Cricket Square, Grand Cayman KY1-1112, Cayman Islands and registered under Part XI of the Companies Ordinance, (Cap. 32) with its principal place of business situated at Unit 2301, 23/F, FWD

Financial Centre, 308 Des Voeux Road, Central, Hong Kong (“LDK Silicon”); and (iii) LDK Silicon Holding Co. Limited, being a company incorporated in Hong Kong with its registered office situated at Unit 2301, 23/F, FWD Financial Centre, 308 Des Voeux Road, Central, Hong Kong (“LDK Silicon Holding” together with LDK Solar and LDK Silicon, the “Hong Kong Scheme Companies”) presented to this Court on 24 October 2014

AND UPON reading the said Petition, the Second Affidavit of Tammy Fu filed on 27 October 2014 with the exhibit referred to therein, the Fourth Affirmation of Alan Hugh Linning filed on 31 October 2014 with the exhibit referred to therein, the Third Affidavit of Tammy Fu filed on 4 November 2014 with the exhibit referred to therein, the Affirmation of Jonathan Guy Manning filed on 4 November 2014 with the exhibit referred to therein, the Second Affirmation of Tong Xingxue filed on 3 November 2014, the Fourth Affidavit of Tammy Fu filed on 11 November 2014 with the exhibit referred to therein and the Affirmation of Jack Kun-shen Lai filed on 10 November 2014 with the exhibit referred to therein in support of the said Petition

AND UPON reading the First Affirmation of Cheung King Him Edmund filed on 24 October 2014 with the exhibit referred to therein filed in HCMP 2215 of 2014, the First Affirmation of Cheung King Him Edmund filed on 24 October 2014 filed in HCMP 2216 of 2014, the First Affirmation of Cheung King Him Edmund filed on 24 October 2014 filed in HCMP 2218 of 2014 and the First Affirmation of Wang Yeung Billy filed on 5 November 2014 each respectively filed on behalf of Apollo Asia Investment Limited (the “Opposing Scheme Creditor”) in opposition to the said Petition

AND UPON reading the letter dated 12th November 2014 from Mess Hogan Lovells on behalf of the Opposing Scheme Creditor indicating that the Opposing Scheme Creditor had withdrawn its opposition and would not appear at the resumed hearing of the Petition

AND UPON hearing Senior Counsel for the JPLs and the Hong Kong Scheme Companies and the Opposing Scheme Creditor being absent

AND UPON hearing Senior Counsel for the Senior Note Guarantors (LDK Solar USA, Inc., LDK Solar International Company Limited, LDK Solar Europe Holding S.A., LDK Solar Italia S.R.L. (in liquidation), LDK Trading Service Germany GmbH (in liquidation), LDK Solar Hi-Tech (Hong Kong) Co, Limited, LDK Solar Tech USA, Inc., LDK Solar Spain S.L. (Liquidated), LDK PV Tech (Hong Kong) Co., Limited) and the

Preferred Obligors (LDK Solar, LDK Silicon, LDK Silicon Holding Co., Limited, Jiangxi LDK Solar Polysilicon Co., Ltd., Jiangxi LDK PV Silicon Technology Co., Ltd., Jiangxi Solar High-Tech Co., Ltd.) undertaking to be bound by the terms of the Scheme as defined below and to execute and do or procure to be executed and done all such documents, acts or things as may be necessary or desirable to be executed or done by them for the purposes of giving effect to the Scheme and to execute a Deed of Undertaking in the form appearing at Schedule 5 to the Scheme.

IT IS ORDERED THAT:

1.	the Composite Scheme of Arrangement between LDK Solar, LDK Silicon and LDK Silicon Holding (the “Scheme”) and the Scheme Creditors (as defined in the Scheme) in the form annexed to the Schedule to the said Petition and reproduced in the Schedule hereto be sanctioned under section 673 and 674 of the Companies Ordinance (Cap. 622);

2.	the JPLs shall deliver a sealed copy of this Order to the Registrar for registration in respect of each of the Scheme Companies pursuant to section 673(6) of the Companies Ordinance (Cap. 622);

3.	notice of this Order shall be given to Scheme Creditors (as defined in the Scheme) by the JPLs on behalf of each of the Hong Kong Scheme Companies:

(a)	by notice on the LDK Solar provisional liquidation website (www.ldksolar-provisionalliquidation.com);

(b)	by a corporate action notification through the Clearing Systems; and

(c)	by notice via electronic mail to each person who either of the Hong Kong Scheme Companies believes may be a Scheme Creditor, and which has registered as a Scheme Creditor with any of the Hong Kong Scheme Companies, or otherwise notified the JPLs of its valid email address; and

4.	When providing notice of the Order in accordance with paragraph 3 above, the JPLs shall provide a link to enable the Scheme Creditors to access electronic copies of this Order, including the Scheme annexed to the Schedule to the said Petition and reproduced in the Schedule hereto

AND IT IS FURTHER ORDERED THAT:

5.	There be no order as to costs.

Dated this 18th day of November 2014.

Registrar

SCHEDULE

THE COMPOSITE SCHEME DOCUMENT

DESCRIPTION	PAGE NOS.
Scheme of Arrangement (LDK Solar, LDK Silicon, LDK Silicon Holding)	1 - 66
Schedule 1 – Form of CN Trustee Instruction (for CN Indenture dated 15 April 2008 and 29 December 2010)	67 - 74
Schedule 2 – Form of Common Depositary Instruction	75 - 78
Schedule 3 – Summary of 2018 Convertible Bonds	79 - 82
Schedule 4 – Form of Deeds of Release	83 - 138
Schedule 5 – Form of Deed of Undertaking	139 - 151
Schedule 6 – Form of Clearing System Instruction	152 - 154
Schedule 7 – Form of CN Clearing Instruction	155 - 157
Schedule 8 – Summary of Preferred Convertible Bonds	158 - 160
Schedule 9 – Project Guarantee Claims	161
Schedule 10 – Project Loan Claims	162
Schedule 11 – Restructuring Documents	163
Schedule 12 – Form of Senior Clearing Instruction	164 - 166
Schedule 13 – Form of Senior Note Trustee Instruction	167 - 171

HCMP 2215  /  2014

HCMP 2216  /  2014

HCMP 2218  /  2014

IN THE HIGH COURT OF THE HONG KONG SPECIAL ADMINISTRATIVE REGION COURT OF FIRST INSTANCE MISCELLANEOUS PROCEEDINGS NO. 2215 OF 2014 (AND 2216 OF 2014 AND 2218 OF 2014)

IN THE MATTER OF LDK SOLAR CO., LTD

(in provisional liquidation)

IN THE MATTER OF LDK SILICON HOLDING CO., LIMITED

IN THE MATTER OF LDK SILICON & CHEMICAL

TECHNOLOGY CO., LIMITED

- and -

IN THE MATTER OF Section 673 of the Companies

Ordinance (Cap. 622)

ORDER

Dated this 18th day of November 2014.

Filed this 19th day of November 2014.

SIDLEY AUSTIN Solicitors for the Hong Kong Scheme Companies 39/F, Two International Finance Centre 8 Finance Street, Central Hong Kong Tel: 2509 7888 Fax: 2509 3110 Ref: AHL. 33879-10140.DDJ